Exhibit 3.48

ARTICLES OF INCORPORATION

Business Corporation

The undersigned natural person(s) of the age of 18 years or more, acting as incorporator(s) of a corporation under the Alaska Corporations Code (AS 10.06) hereby executes the following document and sets forth:

ARTICLE 1: Name of the Corporation:

CASH AMERICA, INC. OF ALASKA

ARTICLE 2: The Purpose of the Corporation:

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the Alaska Corporations Code.

ARTICLE 3: Registered Agent Name And Address:

Name	Capitol Corporate Services, Inc.
Mailing Address	2929 Linda Avenue
City Juneau	State Alaska	ZIP Code	99801
Physical Address
City	State	ZIP Code

ARTICLE 4: Name and Address of each alien affiliate or a statement that there are no alien affiliates:

There are no alien affiliates ☒

Name
Mailing Address
City	State	Province
Country
Attach additional sheet if more than one alien affiliate.

ARTICLE 5: Number of Authorized Shares

1,000	Common		$.01
# of Authorized Shares	Class	Series	Par Value

# of Authorized Shares	Class	Series	Par Value

# of Authorized Shares	Class	Series	Par Value

ARTICLE 6: Preemptive Rights

No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class or series thereof of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable, for or carrying any right to, purchase any shares of any class, or series thereof, of stock; however, such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for, or carrying any right to, purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons and on such terms and for such lawful consideration as in its discretion it shall deem advisable, or as to which the Corporation shall have by binding contract agreed.

ARTICLE 7: Duration

The Corporation is to have perpetual existence.

ARTICLE 8: Adoption/Amendment/Repeal of Bylaws

In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to Bylaw provisions that have been adopted, amended, or repealed by the stockholders; and further provided, that Bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

ARTICLE 9: Indemnification

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the Alaska General Corporation Law, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

Signed by the incorporator this 31st day of March, 2006.

/s/ CURTIS LINSCOTT
J. Curtis Linscott